Exhibit 1


CUSIP No.  501889 20 8

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

     Dated: February 25, 2005

                                           /s/ Leonard A. Damron
                                           ------------------------------------
                                           LEONARD A. DAMRON


                                           DAMRON LKQ LIMITED PARTNERSHIP


                                       By: /s/ Leonard A. Damron
                                           ------------------------------------
                                           LEONARD A. DAMRON, as Trustee of the
                                           LEONARD A. DAMRON LIVING TRUST

                                              Its: General Partner



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